Exhibit 10.14

Sublease

THIS SUBLEASE AGREEMENT is entered into on May 1, 2010 by and between Camp Counselors USA, Inc., a California corporation (“SUBLESSOR”), with an address of 2330 Marinship Way, Suite 250, Sausalito, CA 94965, and Public Mediaworks, Garrett Cecchini, a [CA]                      [CORPORATION, PARTNERSHIP, SOLE PROPRIETORSHIP, ETC.] (“SUBTENANT” or “SUBLESSEE”), currently located at                              (the “Parties”).

FOR VALUABLE CONSIDERATION, the Parties agree to the following terms and conditions. See also attached Basic Lease Information.

1. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term specified below, and upon all of the conditions set forth herein, that certain office space (approx. 3040 rentable square feet), including all improvements thereon, commonly known by the street address of 2330 Marinship Way, Suite 300 located in the County of Marin, State of California (the “Premises”). Sublessor will have access to “Server Room” on a daily “need be” basis and will have access to conference room with prior notice to Sublessee. The office space comes with furniture (see separate specification) to be used by Sublessee, but to be returned to the Sublessor at the end of the lease term or when vacating the space, which ever comes first.

2. Term. The term of this Sublease shall be for 2 years (23.5 months), commencing on May 15, 2010 and ending on April 30, 2012, unless sooner terminated pursuant to any provision hereof. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in the Master Lease and in Paragraph 7 of this Sublease.

3. Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $7,448.00 in advance, on the first day of each month of the term hereof until May 1, 2011 on which date the base rent will become $7,752.00. Base Rent for May 15 to May 31, 2010 will be $4,082.38 (pro-rated, 17 days) and needs to be made payable to CCUSA. Base Rent which is less than one month for any period during the term hereof shall be calculated at a pro rata portion of the monthly installment.

4. Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $7,448.00 as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in the Master Lease (as modified by Paragraph 7 of this Sublease). Security Deposit is also used for furniture not being returned in original state. Security Deposit needs to be made payable to CCUSA.

6. Use.

(a) Agreed Use. The Premises shall be used and occupied only for office space and for no other purpose.

(b) Compliance. Sublessee shall not do or permit anything to be done in or about the Premises in conflict with, and Sublessee shall, at its expense, comply promptly with all Applicable Laws, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises.

(c) Acceptance of Premises and Lessee. Sublessee acknowledges that (i) it has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with all applicable requirements) and their suitability for Sublessee’s intended use; (ii) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (iii) neither Sublessor, Sublessor’s agents, nor any broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

7. Master Lease.

(a) Sublessor is the lessee of the Premises by virtue of a lease, (the “Master Lease”), a copy of which is attached hereto, wherein MCSSM LLC is the lessor, (“Master Lessor”).

(b) This Sublease is and shall at all times be subject and subordinate to the Master Lease.

(c) The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.

(d) During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease (the “Sublessee’s Assumed Obligations”). The obligations that Sublessee has not assumed under this Paragraph 7 are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

(e) Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys’ fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

(f) Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

(g) Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8. Assignment of Sublease and Default.

(a) Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease, subject to the provisions of this Paragraph 8.

(b) Master Lessor, by executing this document, agrees that until a default occurs in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor defaults in the performance of its obligations to Master Lessor, then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from Sublessee, be deemed liable to Sublessee for any failure of Sublessor to perform and comply with Sublessor’s Remaining Obligations.

(c) Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

(d) No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

(a) In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor, then this Sublease shall not be effective unless, within five (5) days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this subletting.

(b) In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third Parties, then neither this Sublease nor the Master Lessor’s consent shall be effective unless, within five (5) days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

(c) In the event that Master Lessor does give such consent then:

(i) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(ii) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(iii) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(iv) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(v) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(vi) In the event that Sublessor should default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

(d) The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

(e) Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

(f) In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice within ten (10) days after such service of such notice of default on Sublessee. If such default is cured by Sublessee, then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. Broker’s Fee.

(a) Upon execution hereof by all Parties, Sublessor shall pay to Bryan Vidinisky a licensed real estate broker (“Broker”) at Cassidy Turley BT Commercial, a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no such separate agreement, the sum of $5,371,09 for brokerage services rendered by Broker to Sublessor in this transaction, payable in 60 days.

(b) Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph 10(b) is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

(c) Master Lessor agrees that if Sublessee should exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

(d) Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

(e) Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this Paragraph.

11. Attorney’s Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the Court.

12. Additional Provisions. Subessee shall pay base rent monthly, with payment made out to Master Lessor, MCSSM, LLC. Payment shall be delivered directly to Sublessor on the first day of each month.

13. Governing Law. This Sublease shall be governed by the laws of the State of California. Any disputes hereunder will be heard in the appropriate state and federal courts located in the County of San Francisco, California.

Executed at:	Sublessor:	Camp Counselors USA, Inc.

On:	By:	/s/ Marielle den Hollander
Address:	Printed Name:	Marielle den Hollander
	Title:	President

Executed at:	Sublessee:	Public Media Works, Inc.

On:	By:	/s/ Garrett Cecchini
Address:	Printed Name:	Garrett Cecchini
	Title:	CEO

	Consented to:	MCSSM LLC

	By:	/s/ M. Berg
Printed Name:
Title:
On:

BASIC LEASE INFORMATION:

Building:	The building known as 2330 Marinship Way, Sausalito, California, containing approximately 37,270 rentable square feet

Lease Date:	April 14, 2010

Sublessor:	Camp Counselors USA, Inc., a California corporation

Sublessee:	Public Mediaworks, Garrett Cecchini, CEO

Premises:	Suite 300, less “Server Room”, consisting of approximately 3,040 rentable square feet.

Use:	General office use and no other uses (See article 7).

Furniture:	Use of Sublessor’s furniture for the duration of the lease. No items are allowed to be removed from the premises without pre-approval. All furniture needs to be returned in original state.

Term:	Two (2) years

Commencement Date:	May 15, 2010

Expiration Date:	April 30, 2012

Base Rent:	May 15, 2010 – April 30, 2011: $7,448.00 per month ($2.45 per square foot per month or rentable square feet)

May 1, 2011 – April 30, 2012: $7,752.00 per month ($2.55 per square foot per month or rentable square feet)

Operating Expenses:	Sublessee shall pay its percentage share of all increases in Operating Expenses of the Building over Base Year 2010 (see Article 5).

Base Year:	2010

Security Deposit:	$7,448.00 due before commencement date.

Sublessor’s Broker:	None

Sublessee’s Broker:	Bryan Vidinsky, Cassidy Turley BT Commercial

Sublessor Address for Notices:	Camp Counselors USA, Inc.
2330 Marinship Way, Suite 250
Sausalito, CA 94965
Telephone: (415) 339-2728
Facsimile: (415) 339-2744

Sublessee Address for Notices:	Public Mediaworks
2330 Marinship Way, Suite 300
Sausalito, CA 94965
Telephone:
Facsimile:

Tenant Improvements:	Sublessee shall lease the Premises from Sublessor “AS IS” without change or modification.

This Basic Lease Information is made part of the attached Office Lease document.

SUBLESSEE	SUBLESSOR
Public Mediaworks	Camp Counselors USA, Inc.,
a California Corporattion	a California corporation

By:	/s/ Garrett Cecchini	By:	/s/ Marielle den Hollander
Name:	Garrett Cecchini		Marielle den Hollander, President
Title:	CEO

By:
Name:
Title: